     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1999.


                                                      REGISTRATION NO. 333-81459
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           AMERICAN MOBILE SATELLITE

                                  CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           93-0976127
          (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYEE IDENTIFICATION NUMBER)
          INCORPORATION OR ORGANIZATION)

                           10802 PARKRIDGE BOULEVARD
                          RESTON, VIRGINIA 20191-5416
                                 (703) 758-6000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 RANDY S. SEGAL
                         SENIOR VICE PRESIDENT, GENERAL
                             COUNSEL AND SECRETARY
                     AMERICAN MOBILE SATELLITE CORPORATION
                           10802 PARKRIDGE BOULEVARD
                          RESTON, VIRGINIA 20191-5416
                                 (703) 758-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                              COPIES TO:
                 ROBERT H. WINTER                                    GREGORY A. EZRING
                  ARNOLD & PORTER                                    LATHAM & WATKINS
               555 12TH STREET, N.W.                                 885 THIRD AVENUE
             WASHINGTON, DC 20004-1202                              NEW YORK, NY 10022
                   (202)942-5000                                       (212)906-1200

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as defined below), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

SEC registration fee........................................  $ 41,000
Printing and engraving expenses.............................   200,000
Legal fees and expenses.....................................   250,000
Blue Sky fees and expenses..................................    50,000
NASD listing and filing fees................................    32,500
Accounting fees and expenses................................   200,000
Transfer agent fees.........................................    11,500
Total.......................................................  $785,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company may be required to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the corporation and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

     At present, there is no pending litigation or proceeding involving an officer or director of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


   1   Form of Underwriting Agreement among American Mobile
       Satellite Corporation, Bear, Stearns & Co. Inc., Credit
       Suisse First Boston Corporation, Deutsche Bank Securities
       Inc. and SoundView Technology Group, Inc.
   3.1 Restated Certificate of Incorporation of the Company (as
       restated effective May 1, 1996) (incorporated by reference to Exhibit 3.1a to the Company's Quarterly Report on Form
       10-Q filed for the periods ending March 31, 1996 and June
       30, 1996 (File No. 0-23044)).
   3.2 Amended and Restated Bylaws of the Company (effective as of
       May 26, 1999).*
   5   Opinion of Arnold & Porter.*
  23.1 Consent of Arthur Andersen LLP, independent public
       accountants.*
  23.2 Consent of KPMG LLP, independent certified public
       accountants.*
  23.3 Consent of Arnold & Porter (included in Exhibit 5 to this registration statement).*
  23.4 Consent of The Strategis Group.*
  24   Powers of Attorney of directors and officers of the
       Company.*
  27.1 Financial Data Schedule (Year ended December 31, 1998).*
  27.2 Financial Data Schedule (Quarter Ended March 31, 1999).*
  99.1 Exchange Agreement, dated June 7, 1999, by and among
       American Mobile Satellite Corporation, XM Satellite Radio
       Holdings Inc. and WorldSpace, Inc.*
  99.2 Shareholders Agreement, dated as of July 7, 1999, by and among XM Satellite Radio Holdings Inc., American Mobile
       Satellite Corporation, Baron Asset Fund, Clear Channel
       Investments, Inc., Columbia XM Radio Partners, LLC, DIRECTV
       Enterprises, Inc., General Motors Corporation, Madison
       Dearborn Capital Partners III, L.P., Special Advisors Fund
       I, LLC, Madison Dearborn Special Equity III, L.P., and
       Telcom-XM Investors, L.L.C.*
  99.3 Registration Rights Agreement, dated July 7, 1999, by and among XM Satellite Radio Holdings Inc., American Mobile
       Satellite Corporation, the Baron Asset Fund series of Baron
       Asset Fund, and the holders of Series A subordinated
       convertible notes of XM Satellite Radio Holdings Inc.*
  99.4 Note Purchase Agreement, dated June 7, 1999, by and between
       XM Satellite Radio Holdings Inc., XM Satellite Radio Inc.,
       Clear Channel Communications, Inc., DIRECTV Enterprises,
       Inc., General Motors Corporation, Telcom-XM Investors,
       L.L.C., Columbia XM Radio Partners, LLC, Madison Dearborn
       Capital Partners III, L.P., Madison Dearborn Special Equity
       III, L.P., and Special Advisors Fund I, LLC (including form of Series A subordinated convertible note of XM Satellite
       Radio Holdings Inc. attached as Exhibit A thereto).*


-------------------------


* Previously filed.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws of registrant, indemnification agreements entered into between registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Fairfax, Commonwealth of Virginia, on the 26th day of July, 1999.


                                          AMERICAN MOBILE SATELLITE
                                            CORPORATION


                                          By:      /s/ RANDY S. SEGAL

                                            ------------------------------------

                                              Name:  Randy S. Segal


                                              Title: Senior Vice President and
                                                     General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



                     SIGNATURE                                     TITLE                    DATE
                     ---------                                     -----                    ----

                         *                           President and Chief Executive      July 26, 1999
---------------------------------------------------  Officer, and Director (Principal
              Walter V. Purnell, Jr.                 Executive Officer)

                         *                           Senior Vice President and Chief    July 26, 1999
---------------------------------------------------  Financial Officer (Principal
                 W. Bartlett Snell                   Financial and Accounting Officer)

                         *                           Chairman of the Board of           July 26, 1999
---------------------------------------------------  Directors
                  Gary M. Parsons

                         *                           Director                           July 26, 1999
---------------------------------------------------
                Douglas I. Brandon

                         *                           Director                           July 26, 1999
---------------------------------------------------
                  Pradeep P. Kaul

                         *                           Director                           July 26, 1999
---------------------------------------------------
                 Billy J. Parrott

                         *                           Director                           July 26, 1999
---------------------------------------------------
                Andrew A. Quartner

                     SIGNATURE                                     TITLE                    DATE
                     ---------                                     -----                    ----
                         *                           Director                           July 26, 1999
---------------------------------------------------
                   Jack A. Shaw

                         *                           Director                           July 26, 1999
---------------------------------------------------
             Roderick M. Sherwood, III

                         *                           Director                           July 26, 1999
---------------------------------------------------
                 Michael T. Smith

              *By: /s/ RANDY S. SEGAL
   ---------------------------------------------
               Name: Randy S. Segal
             Title:  Attorney-in-fact